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                                                                     EXHIBIT 4.9

                                BANKBOSTON, N.A.

                               100 Federal Street
                          Boston, Massachusetts 02110

                          Dated as of November 4, 1998

VIA FACSIMILE

To each of the Lenders (as defined below) and each of the Borrowers (as defined below)

         RE: NATIONSRENT, INC.

                                   NOTICE OF:

                          CONFIRMATORY AMENDMENT NO. 3

Ladies and Gentlemen:

         Reference is hereby made to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 24, 1998, among NationsRent, Inc. (the "Parent"), its Subsidiaries (collectively with the Parent, the "Borrowers"), BankBoston, N.A. ("BKB") and the other lending institutions listed on SCHEDULE 1 thereto (collectively, the "Lenders"), BankBoston, N.A., as administrative agent (the "Administrative Agent"), LaSalle National Bank, as documentation agent for the Lenders, and Fleet Bank, N.A. and NationsBank, N.A., as co-agents for the Lenders, as amended by the Amendment No. 1 and Consent to Second Amended and Restated Revolving Credit and Term Loan Agreement ("Amendment No. 1"), dated as of October 9, 1998, among the Borrowers, the Lenders and the other parties named therein, as further amended by the Second Amendment, dated as of November 2, 1998, among the Borrowers, the Lenders and the other parties named therein (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement").

         All capitalized terms used herein without definitions shall have the meanings given such terms in the Credit Agreement. References in the Credit Agreement to the Total Commitment and Term Loan shall be deemed to refer to the Total Commitment and Term Loan as amended hereby.

         1. REALLOCATION OF LOANS. Pursuant to Section 2 of Amendment No. 1, the Administrative Agent hereby notifies you of the reallocation of the aggregate dollar amounts of the Commitments and the Term Loan such that the Total Commitment shall be equal to $284,000,000 and the Term Loan shall be equal to $151,000,000. BKB hereby consents to the reduction by $10,000,000 of its portion of the Term Loan, subject to the assignment provisions of the Assignment and Acceptance, dated as of the date hereof, among BKB, Bay View Bank, Bay View Financial Corporation, the Borrowers and the


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Administrative Agent. SCHEDULE 1 attached hereto sets forth the respective
Commitment, Commitment Percentage, Term Loan and Term Loan Percentage of each Lender after giving effect to such reallocation and assignment.

         2. AMENDMENT TO LOAN DOCUMENTS. Pursuant to Section 2 of Amendment No. 1, the Administrative Agent hereby makes the following confirmatory amendments to the Credit Agreement to effect the reallocations described herein:

         (a) The definition of "Term Loan" in Section 1.1 of the Credit Agreement is hereby amended by deleting the number "$161,000,000" as it appears therein and substituting in lieu thereof the number "$151,000,000".

         (b) Section 2.1 of the Credit Agreement is hereby amended by deleting the number "$274,000,000" as it appears therein and substituting in lieu thereof the number "$284,000,000".

         (c) Section 3.1 of the Credit Agreement is hereby amended by deleting the number "$161,000,000" as it appears therein and substituting in lieu thereof the number "$151,000,000".

         (d) SCHEDULE 1 of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting therefor the SCHEDULE 1 attached hereto and all references in the Credit Agreement to Schedule 1 shall read and be deemed to refer to refer to the SCHEDULE 1 attached hereto.

         Please acknowledge your receipt of this Notice of Confirmatory Amendment No. 3 by signing this letter and returning the same to the attention of Francesco A. De Vito, Esq. via facsimile at (617) 951-8736.


                                          Sincerely,


                                          BANKBOSTON, N.A., individually and as
                                              Administrative Agent

                                          By: /s/ Timothy M. Laurion
                                              ---------------------------------
                                               Name: Timothy M. Laurion
                                               Title: Director


RECEIPT ACKNOWLEDGED:

By: /s/
    ----------------------------------

Institution:
             -------------------------

Date:
      --------------------------------


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                                   SCHEDULE 1


------------------------------------- ---------------------------- -----------------------------
                                       REVOLVING CREDIT FACILITY         TERM LOAN FACILITY
------------------------------------- ---------------------------- -----------------------------
                                                      COMMITMENT                    TERM LOAN
               LENDER                  COMMITMENT     PERCENTAGE     TERM LOAN      PERCENTAGE
===================================== ============ =============== ============== ==============
BANKBOSTON,  N.A.100 Federal Street,
Boston, MA  02110                     $35,000,000   12.3239436620%   $96,500,000  63.9072847682%
Attn:  Timothy Laurion

Telephone:  617-434-9689
Telecopier: 617-434-2160
------------------------------------- ------------ --------------- -------------- --------------
LASALLE NATIONAL BANK
135 South LaSalle Street              $35,000,000   12.3239436620%      $0.00           0.00%
Chicago, IL 60603
Attn:  David Knapp

Telephone:  312-904-6284
Telecopier: 312-904-8544
------------------------------------- ------------ --------------- -------------- --------------
NATIONSBANK, N.A.
1 East Broward Blvd., 4th Floor       $35,000,000   12.3239436620%      $0.00           0.00%
Ft. Lauderdale, FL 33301
Attn:  Michael Cooney

Telephone:  954-765-1675
Telecopier: 954-765-1663
------------------------------------- ------------ --------------- -------------- --------------


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
------------------------------------- ------------ --------------- -------------- --------------
FLEET BANK, N.A.
1185 Avenue of the Americas           $25,000,000    8.8028169014%      $0.00           0.00%
New York, NY 10036
Attn:  Christopher Mayrose

Telephone:  212-819-5727
Telecopier: 212-819-4113
------------------------------------- ------------ --------------- -------------- --------------
HUNTINGTON NATIONAL BANK
41 S. High Street, 8th floor          $20,000,000    7.0422535211%      $0.00           0.00%
Columbus, OH 43215
Attn:  Mark Scurci

Telephone:  614-480-4196
Telecopier: 614-480-5791
------------------------------------- ------------ --------------- -------------- --------------
FIFTH THIRD BANK OF COLUMBUS
21 East State Street                  $15,000,000    5.2816901408%      $0.00           0.00%
Columbus, OH 43215
Attn: Stephen Brooks

Telephone:  614-341-2671
Telecopier: 614-341-2606
------------------------------------- ------------ --------------- -------------- --------------
COMERICA BANK
500 Woodward Avenue                   $15,000,000    5.2816901408%      $0.00           0.00%
Detroit, MI 48226
Attn: Dan Roman

Telephone:  313-222-3803
Telecopier: 313-222-3330
------------------------------------- ------------ --------------- -------------- --------------


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
------------------------------------- ------------ --------------- -------------- --------------
FIRST UNION NATIONAL BANK
310 South College Street,DC-5         $15,000,000    5.2816901408%      $0.00           0.00%
Charlotte, NC 28288-0737
Attn: Jorge Gonzalez

Telephone:  704-383-8461
Telecopier: 704-374-3300
------------------------------------- ------------ --------------- -------------- --------------
DEUTSCHE BANK AG
31 West 52nd Street                   $15,000,000    5.2816901408%      $0.00           0.00%
New York, NY 10019
Attn: Jean Hannigan

Telephone:  212-469-8648
Telecopier: 212-469-3632
------------------------------------- ------------ --------------- -------------- --------------
USTRUST
40 Court Street                       $15,000,000    5.2816901408%      $0.00           0.00%
Boston, MA 02108
Attn: Errin Siagel

Telephone:  617-726-7217
Telecopier: 617-695-4185
------------------------------------- ------------ --------------- -------------- --------------
BANKERS TRUST COMPANY
130 Liberty Street, 34th floor        $10,000,000    3.5211267606%      $0.00           0.00%
New York, NY 10006
Attn: Patsy Hogan

Telephone:  212-250-5175
Telecopier: 212-250-7218
------------------------------------- ------------ --------------- -------------- --------------


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
------------------------------------- ------------ --------------- -------------- --------------
NATIONAL CITY BANK
1900 E. 9th Street                    $10,000,000    3.5211267606%    $4,000,000   2.6490066225%
Cleveland, OH 44114
Attn: Andrew Walshaw

Telephone:  216-575-2193
Telecopier: 216-222-0003
------------------------------------- ------------ --------------- -------------- --------------
GENERAL ELECTRIC CAPITAL CORPORATION
777 Long Ridge Road                   $15,000,000    5.2816901408%    $5,000,000   3.3112582781%
Building B, Floor 1
Stamford, CT 06927
Attn: Brian Miner

Telephone:  203-316-7709
Telecopier: 203-316-7689
------------------------------------- ------------ --------------- -------------- --------------
CITICORP DEL-LEASE, INC.
450 Mamaroneck Ave.                      $0.00           0.00%     $25,000,000.00 16.5562913907%
Harrison, NY 10528
Attn: Neil Marin

Telephone:  914-899-7176
Telecopier: 914-899-7237
------------------------------------- ------------ --------------- -------------- --------------


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
------------------------------------- ------------ --------------- -------------- --------------
ERSTE BANK DER OESTERREICHISCHEN
SPARKASSEN AG                          $4,000,000   1.4084507042%     $8,000,000   5.2980132450%
280 Park Avenue
West Building
New York, NY 10017
Attn: John Fay

Telephone:  212-984-5636
Telecopier: 212-984-5627
------------------------------------- ------------ --------------- -------------- --------------
FIRST SOURCE FINANCIAL
28250 W. Golf Road, 5th Floor            $0.00           0.00%       $12,500,000   8.2781456954%
Rolling Meadows, IL 60008
Attn: Gregory Cooper

Telephone:  847-734-2088
Telecopier: 847-734-7910
------------------------------------- ------------ --------------- -------------- --------------
UNION PLANTERS BANK
1799 W. Oakland Park Blvd.            $10,000,000   3.5211267606%      $0.00           0.00%
3rd Floor
Fort Lauderdale, FL 33311
Attn: Tom Thureson

Telephone:  954-677-2107
Telecopier: 954-714-3142
------------------------------------- ------------ --------------- -------------- --------------


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
------------------------------------- ------------ --------------- -------------- --------------
BAY VIEW FINANCIAL CORPORATION        $10,000,000    3.5211267606%      $0.00           $0.00
BAY VIEW BANK
16130 Ventura Boulevard
Suite 300
Encino, CA 91436
Attn: Sean Spring

Telephone:  818-905-3939
Telecopier: 818-905-3938
------------------------------------- ------------ --------------- -------------- --------------
TOTAL                                 $284,000,000   100.00000000%  $151,000,000   100.00000000%
------------------------------------- ------------ --------------- -------------- --------------